EXHIBIT 99.1
500 Linden Oaks
Rochester, New York 14625

VirtualScopics Reports 2nd Quarter 2010 Results; Revenues Increase 27%
First half 2010 clinical trial revenues increase 45%

ROCHESTER, NY – August 12, 2010 – VirtualScopics, Inc. (NASDAQ:  VSCP), a leading provider of quantitative imaging for clinical trials, today reported revenues of $3,221,593 for the second quarter of 2010 compared to revenues of $2,541,316 in the second quarter of 2009, a 27% increase. Excluding work performed in 2009 for the Department of Defense under projects that ended in 2009, the company posted a 34% increase in second quarter 2010 revenues as compared to the second quarter of 2009 and a 45% increase in revenues during the first half of 2010 compared to the first half of 2009. Gross profit for the quarter ended June 30, 2010 was $1,647,172 compared to $1,393,336 for the quarter ended June 30, 2009. Net income for the quarter ended June 30, 2010 was $341,024 compared to a net loss of $413,123 for the quarter ended June 30, 2009.

Highlights for the first half of 2010 include:
•	Total revenues of $6,292,599, an increase of $1,616,914, or 35%, compared to the first half of 2009.
•	Recurring revenues from its clinical trial business increased $1,966,051, or 45%, compared to the first half of 2009.
•	Gross profit of $3,252,790 compared to $2,513,121 in first half of 2009, a 29% increase.
•	Operating income of $223,908 compared to an operating loss of $561,117 in first half of 2009, a $785,025 improvement.
•
Earnings before interest, taxes, depreciation and amortization, and excluding stock compensation expense and gain (loss) from derivative financial instrument (“Adjusted EBITDA”) was $868,706 compared to $229,867 in the comparable period in 2009, an over 250% improvement.

•	Net income was $349,116 compared to a net loss of $1,169,236 during the first half of 2009.

“We are extremely pleased with the financial performance we delivered in the second quarter and first half of 2010.  While the industry as a whole continues to suffer from project delays and an overall softness in demand we have continued to demonstrate revenue growth, cash generation, and operating profit,” stated Jeff Markin, chief executive officer of VirtualScopics.  He added, “We continue to invest in our infrastructure, service offerings, and additional technical and operational resources to meet the current and future needs of our customers while expanding our global presence in Europe.  We believe our financial performance continues to demonstrate that we bring a unique combination of scientific expertise, broad therapeutic and imaging modality experience, robust study processes, and operational flexibility that is valued by our clients and offers differentiation in the industry.”

“From the top line to our net income, we have continued to report strong results, especially over the past twelve months and in light of the softening of the market,” said Molly Henderson, chief business and financial officer of VirtualScopics. She added, “We continue to see an increasing demand for our services within existing projects and in novel therapeutic areas, especially in the medical device space.  Our strategic initiatives are aimed at further penetrating the global clinical trial market while capitalizing on opportunities to expand our offerings.  The execution of these initiatives and the achievement of our stated financial targets will be our focus for the remainder of 2010.”

Jeff Markin and Molly Henderson will provide a business and second quarter 2010 financial update during the conference call today at 11:00 a.m. EDT.  Interested participants should call 877-407-8035 when calling within the United States or +1 201 689 8035 when calling internationally. This call can also be accessed at www.virtualscopics.com and will be available for 30 days after the call.

The Company provides Adjusted EBITDA as a supplemental measure to GAAP regarding the Company's operational performance. The Company defines Adjusted EBITDA as earnings less interest, taxes (if any), depreciation and amortization as further adjusted to exclude stock compensation expense, the gain (loss) on derivative instrument (mark to market adjustment for warrants) and interest income and other expenses.  This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The Company’s method of calculating Adjusted EBITDA, however, may differ from methods used by other companies, and, as a result, Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies. The Company continues to provide information in accordance with GAAP. However, with the adoption of ASC 815-40 and the non-cash variable nature of stock compensation expense (ASC 718) and their very substantial impact on the overall reported net income (loss), the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company's operating results. Accordingly, the Company has presented Adjusted EBITDA which excludes the non-cash effects of ASC 815-40 and ASC 718 on its financial results. Management uses Adjusted EBITDA (a) to evaluate the Company's financial performance, (b) to set internal spending budgets, and (c) to measure operational profitability. In addition, investors have requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), below.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development.  VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images.  In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster.  For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed.  Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

CONTACT:	Investor Relations:	Company Contact:
	Tim Ryan	Molly Henderson
	The Shoreham Group	Chief Business and Financial Officer
	80 Eighth Ave, Ste 1107	500 Linden Oaks
	New York, NY 10011	Rochester, New York 14625
	+1 212 242 7777 Direct	+1 585 249.6231
tryan@shorehamgroupllc.com

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009

Revenues	$3,221,593	$2,541,316	$6,292,599	$4,675,685
Cost of services	1,574,421	1,147,980	3,039,809	2,162,564
Gross profit	1,647,172	1,393,336	3,252,790	2,513,121
Gross margin	51%	55%	52%	54%

Operating expenses
Research and development	268,116	258,180	519,237	493,735
Sales and marketing	338,808	357,222	641,324	639,676
General and administrative	621,222	590,496	1,223,523	1,149,843
Stock-based compensation expense	201,505	269,016	392,785	554,348
Depreciation and amortization	127,094	119,126	252,013	236,636
Total operating expenses	1,556,745	1,594,040	3,028,882	3,074,238
Operating income (loss)	90,427	(200,704)	223,908	(561,117)

Other income (expense)
Interest income	3,138	87	7,359	3,280
Other expense	(5,115)	(6,592)	(5,286)	(8,076)
Gain (Loss) on derivative financial instrument	252,574	(205,914)	123,135	(603,323)
Total other income (loss)	250,597	(212,419)	125,208	(608,119)
Net Income (Loss)	341,024	(413,123)	349,116	(1,169,236)

Series B preferred stock cash dividend	44,092	84,520	100,057	169,040
Net income (loss) attributable to common stockholders	$296,932	$(497,643)	$249,059	$(1,338,276)

Basic and diluted net income (loss) per common share	$0.01	$(0.02)	$0.01	$(0.06)

Weighted average number of common shares outstanding
basic	26,081,487	23,738,855	25,804,026	23,636,886
diluted	31,017,406	23,738,855	30,632,898	23,636,886

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2010	2009
Assets

Current assets
Cash	$4,181,605	$4,327,410
Accounts receivable, net	1,866,327	1,481,381
Prepaid expenses and other current assets	383,205	387,247
Total current assets	6,431,137	6,196,038
Patents, net	1,773,049	1,832,560
Property and equipment, net	481,732	456,169
Other assets	-	33,258
Total assets	$8,685,918	$8,518,025

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$1,008,261	$658,430
Accrued payroll	571,882	837,177
Unearned revenue	441,282	1,011,498
Derivative liability	1,016,818	1,139,953
Total current liabilities	3,038,243	3,647,058

Commitments and Contingencies	-	-

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
8,400 shares designated Series A; issued and outstanding: 3,188 shares at June 30, 2010 and 3,438 shares at December 31, 2009; liquidation preference $1,000 per share	3	3
6,000 shares designated Series B; issued and outstanding: 2,026 shares at June 30, 2010 and 2,910 shares at December 31, 2009; liquidation preference $1,000 per share	2	3
Common Stock, $0.001 par value; 85,000,000 shares authorized; issued and outstanding, 26,313,937 shares at June 30, 2010 and 25,233,255 shares at December 31, 2009	26,314	25,233
Additional paid-in capital	14,781,441	14,354,929
Accumulated deficit	(9,160,085)	(9,509,201)
Total stockholders' equity	5,647,675	4,870,967
Total liabilities and stockholders' equity	$8,685,918	$8,518,025

	Three Months Ended June 30,
Adjusted EBITDA (non-GAAP measurement):	2010	2009

Net income (loss)	$341,024	$(413,123)
Interest income and other expenses	1,977	6,505
Depreciation and amortization	127,094	119,126
Stock-based compensation expense	201,505	269,016
(Gain) Loss on derivative financial instrument	(252,574)	205,914
Adjusted EBITDA	$419,026	$187,438
Basic Adjusted EBITDA per common share, non-GAAP	$0.02	$0.01
Diluted Adjusted EBITDA per common share, non-GAAP	$0.01	$0.01

	Six Months Ended June 30,
Adjusted EBITDA (non-GAAP measurement):	2010	2009

Net income (loss)	$349,116	$(1,169,236)
Interest income and other expenses	(2,073)	4,796
Depreciation and amortization	252,013	236,636
Stock-based compensation expense	392,785	554,348
(Gain) Loss on derivative financial instrument	(123,135)	603,323
Adjusted EBITDA	$868,706	$229,867
Basic and Diluted Adjusted EBITDA per common share, non-GAAP	$0.03	$0.01